# POWER OF ATTORNEY

**KNOW ALL PERSONS BY THESE PRESENTS**, that the undersigned hereby constitutes and appoints each of Allyson Krause, John Daniel and Kevin Thompson as its true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for its and in its name, place and stead, in any and all capacities (until revoked in writing) to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Mynd.ai, Inc (the "Company"), any documents necessary to obtain or reset EDGAR codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission (the "Commission") and Forms 3, 4 and 5 in accordance with Section 16(a) and Form 144 under Rule 144 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (collectively, the "Required Filings");

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Filings, complete and execute any amendment or amendments thereto, and timely file such form with the Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned hereby revokes all previous powers of attorney that have been granted by the undersigned in connection with its reporting obligations, if any, under Section 16 and Rule 144 of the Exchange Act with respect to its holdings of and transactions in securities issued by the Company. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

**IN WITNESS WHEREOF**, the undersigned has caused this Power of Attorney to be executed as of this 10 day of March, 2026.

By:______________________________

Name: Ronan O'Loan

STATE OF________________)
) ss.:
COUNTY OF______________)

On the ______ day of March 2026, the foregoing Power of Attorney was acknowledged before me by Ronan O'Loan, by means of _X__ physical presence or ____ online notarization. I attest and to the best of my knowledge, the document is neither a vital record nor a public record, or certified copies of which are available from an official source other than a notary public.

______________________________

Name:

Notary Public, State of

SEE NOTORIAL
CERTIFICATE ATTACHED

**CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT** **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California )
County of Riverside )

On 3/10/2026 before me, Samuel Salome, Notary Public,
*Date* *Here Insert Name and Title of the Officer*

personally appeared Ronan O'Loan
*Name(s) of Signer(s)*

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

SAMUEL SALOME
Notary Public - California
Riverside County
Commission # 2496107
My Comm. Expires Aug 27, 2028

Signature [signature]
*Signature of Notary Public*

*Place Notary Seal Above*

**OPTIONAL**

*Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.*

**Description of Attached Document**
Title or Type of Document: Power of Attorney
Document Date: 3/10/2026 Number of Pages: 2
Signer(s) Other Than Named Above: N/A

**Capacity(ies) Claimed by Signer(s)**

Signer's Name:
☐ Corporate Officer — Title(s):
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other:
Signer is Representing:

Signer's Name:
☐ Corporate Officer — Title(s):
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other:
Signer Is Representing: